UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 20, 2013

ADGS ADVISORY, INC.
(Exact name of registrant as specified in its charter)

Commission file number 001-34274

Delaware	42-1743717
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Units 2611-13A, 26/F 113 Argyle Street, Mongkok Kowloon, Hong Kong, SAR	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (852) 2374-0002

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 20, 2013, ADGS Advisory, Inc. (the “Company”), through its wholly-owned subsidiary, Almonds Kisses Limited, a British Virgin Islands company (“Almonds Kisses”), entered into an Agreement for Sale and Purchase of Shares (the “TH Strategic Acquisition Agreement”) with Li Hon Lun pursuant to which on October 20, 2013 Almonds Kisses acquired all of the issued and outstanding shares of TH Strategic Management Limited, a Hong Kong corporation (“TH Strategic”), from Li Hon Lun. TH Strategic is a Hong Kong based accounting services and business consulting firm.

In consideration for the acquisition of the issued and outstanding shares of TH Strategic, Almonds Kisses has agreed to pay Li Hon Lun the sum of HK $4.0 million (approximately US $516,000) payable in four equal monthly installments of HK $1.0 million (approximately US $129,000) each. Almonds Kisses has paid the first installment and the remaining installments of HK $1.0 million each will be due on November 15, 2013, December 15, 2013 and January 15, 2014.

Other than in respect of the aforesaid agreement, there is no material relationship between the Company and its affiliates, or any officer or director of the Company, or any associate of any such officer or director, on the one hand, and the other parties to the aforesaid agreement, on the other hand.

The foregoing description of the TH Strategic Acquisition Agreement is qualified in its entirety by the full text of such document which is filed as Exhibit 10.1 to this report and incorporated by reference into this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

See Item 1.01 of this report for information on the acquisition of TH Strategic which was completed on October 20, 2013.

Item 8.01. Other Events.

On October 21, 2013, the Company issued a press release in which it announced the acquisition of TH Strategic. A copy of the press release is attached to this Report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Financial statements and pro forma financial information:

Any financial statements and/or pro forma financial information required to be filed pursuant to this item will be filed by amendment not later than 71 days following the due date of this report.

Exhibits:

10.1	Agreement for Sale and Purchase of Shares dated October 20, 2013 between Li Hon Lun and Almonds Kisses Limited

99.1	Press Release dated October 21, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADGS ADVISORY, INC.
(Registrant)

Dated: October 23, 2013	By:	/s/ Li Lai Ying
Li Lai Ying
Chief Executive Officer

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